UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

OLYMPIC CASCADE FINANCIAL CORPORATION

(Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OLYMPIC CASCADE FINANCIAL CORPORATION

Notice of Annual Meeting of Shareholders

To Be Held Tuesday, March 16, 2004 at 12:00 P.M.

To the Shareholders:

The Annual Meeting of Shareholders of Olympic Cascade Financial Corporation (the “Company”) will be held on March 16, 2004 at 12:00 P.M. at the New York offices of the Company’s subsidiary, National Securities Corporation (“National”), located at 120 Broadway, 27th Floor, New York, New York 10271, for the following purposes:

1.	To elect three (3) Class III directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To approve and adopt an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of the Company’s common stock, $.02 par value per share, from 60,000,000 to 30,000,000;

3.	To approve and adopt an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of preferred stock, $.01 par value per share, from 100,000 to 200,000, and an amendment to the Company’s Certificate of Designation to increase the number of authorized shares designated as Series A Preferred Stock from 30,000 to 50,000;

4.	To ratify the appointment of Marcum & Kliegman LLP as independent public accountants for the fiscal year ending September 30, 2004; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on January 20, 2004 will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by any shareholder of record at the offices of the Company during market hours from March 5, 2004, through the time of the Annual Meeting.

By Order of the Board of Directors

/s/ Robert H. Daskal
Robert H. Daskal
Acting Secretary

Chicago, Illinois

January 28, 2004

OLYMPIC CASCADE FINANCIAL CORPORATION

875 North Michigan Avenue

Suite 1560

Chicago, Illinois 60611

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 16, 2004

General

The enclosed proxy is solicited on behalf of the Board of Directors of Olympic Cascade Financial Corporation, a Delaware corporation (“Olympic” or the “Company”), for use at the Annual Meeting of Shareholders to be held on March 16, 2004, and any adjournment or postponement thereof. The Annual Meeting will be held at 12:00 P.M. (local time) at the New York offices of the Company’s subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271. This Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 are being mailed on or about January 28, 2004 to shareholders entitled to vote at the meeting.

Record Date and Voting Shares

The close of business on January 20, 2004 has been fixed as the record date (the “Record Date”) for determining the shareholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 3,367,558 shares of common stock, $.02 par value (the “Common Stock”) and 27,825 shares of Series A Convertible Preferred Stock, $.01 par value (the “Preferred Stock”). Each share of Preferred Stock is convertible into Common Stock at the current conversion price of $1.50 per share, and the holder of each share of Preferred Stock is entitled to the number of votes equal to the number of shares into which such share of Preferred Stock could be converted at the Record Date. Accordingly, as of the Record Date, there were 5,222,556 shares entitled to vote, consisting of 3,367,558 shares of Common Stock outstanding, and 1,854,998 shares of Common Stock issuable upon conversion of the Preferred Stock. Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

Directors are elected by a plurality of the votes, which means that the nominee who receives the largest number of properly executed votes will be elected as a director. Shares that are represented by proxies that are marked “withhold authority” for the election of the director nominee will not be counted in determining the number of votes cast for that person.

The affirmative vote of a majority of the shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to ratify the appointment of Marcum & Kliegman LLP as the Company’s independent auditors. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

Voting of Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted: the proxy will be voted FOR the election of the Class III directors proposed by the Board of Directors unless the authority to vote for the election of such directors is withheld, unless the proxy contains contrary instructions; the proxy will be voted FOR the approval to adopt an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 60,000,000 to 30,000,000; the proxy will be voted FOR the approval to adopt an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Preferred Stock from 100,000 to 200,000, and an amendment to the Company’s Certificate of Designation to increase the number of authorized shares designated as Series A Preferred Stock from 30,000 to 50,000; the proxy will be voted FOR the approval of Marcum & Kliegman LLP as independent public accountants for the fiscal year ending September 30, 2004; and in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the New York offices of the Company’s subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspectors of Elections appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Shareholder Proposals for 2005 Annual Meeting of Shareholders

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2005 Annual Meeting must be received no later than October 1, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to Olympic Cascade Financial Corporation, c/o National Securities Corporation, 120 Broadway, 27th Floor, New York, New York 10271, Attention: Corporate Secretary.

Dissenters’ Right of Appraisal

Under Delaware law, stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, three (3) Class III directors will be elected by the shareholders to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified. The accompanying form of proxy will be voted FOR the election of the nominees listed below to serve as a director, unless the proxy contains contrary instructions.

As of the Record Date, the Board of Directors of the Company is as follows:

Name	Class	Year in Which Term will Expire
Steven B. Sands	I	2005
Martin S. Sands	I	2005
Robert J. Rosan	II	2006
Norman J. Kurlan	II	2006
Mark Goldwasser	III	2004
Gary A. Rosenberg	III	2004
Peter Rettman	III	2004

The members of the Board of Directors of the Company are classified into three (3) classes, one class of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees to serve as Class III Directors of the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event that the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Each shareholder will be entitled to one (1) vote for each share of Common Stock held as of the Record Date. Shares represented by your proxy will be voted in accordance with your direction as to the election as director of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Election requires the affirmative vote by the holders of a majority of the Common Stock voting at the Annual Meeting.

The following sets forth the names and ages of all directors and executive officers of the Company and its subsidiaries, all positions and offices to be held with the Company by such persons, and the principal occupations of each during the past five (5) years.

Nominee for Director

Name	Age	Class and Year In Which Term Will Expire
Mark Goldwasser	45	Class III, 2007
Gary A. Rosenberg	63	Class III, 2007
Peter Rettman	57	Class III, 2007

The Board of Directors recommends a vote FOR the election of the nominees for directors of the Company.

Directors Not Standing for Election

Name	Age	Class and Year In Which Term Will Expire
Steven B. Sands	45	Class I, 2005
Martin S. Sands	43	Class I, 2005
Robert J. Rosan	72	Class II, 2006
Norman J. Kurlan	51	Class II, 2006

Steven B. Sands	Co-Chairman

Steven B. Sands has served as Co-Chairman of the Company since December 28, 2001. Mr. Sands has served as the Co-Chairman of Sands Brothers & Co., Ltd., an NASD investment banking and brokerage firm located in New York City, since 1990. Mr. Sands has been actively involved in the investment banking business since 1980, and has managed several investment partnerships affiliated with Sands Brothers over the course of the past five years. Mr. Sands currently serves as a director of The Pittsburgh Brewing Company, Critical Capital Growth Fund, L.P. and Sands Brothers Asset Management LLC. Mr. Sands received his BA degree from Hamilton College in 1980. Mr. Sands serves as a trustee of the Friends School in Locust Valley, New York. Mr. Sands is the brother of Martin S. Sands, the Co-Chairman of the Company.

Martin S. Sands	Co-Chairman

Martin S. Sands has served as Co-Chairman of the Company since December 28, 2001. Mr. Sands has served as the Co-Chairman of Sands Brothers & Co., Ltd., an NASD investment banking and brokerage firm located in New York City, since 1990. Mr. Sands has been actively involved in the investment banking business since 1983, and has managed several investment partnerships affiliated with Sands Brothers over the course of the past five years. Mr. Sands serves as a director of Sands Brothers Asset Management, LLC. In October 2000, Mr. Sands was censured, fined and suspended by the New York Stock Exchange for a 90-day period from supervisory duties for his failure to reasonably discharge certain supervisory responsibilities at Sands Brothers. Mr. Sands has fully complied with the New York Stock Exchange Order. Mr. Sands received his BA from Union College in 1983. Mr. Sands is the brother of Steven B. Sands, the Co-Chairman of the Company.

Mark Goldwasser	Director
President and Chief Executive Officer
Chairman and Chief Executive Officer of National

Mark Goldwasser has served as a director of the Company since December 28, 2001. Mr. Goldwasser joined the Company in June 2000. Mr. Goldwasser was named President in August 2000 and Chief Executive Officer in December 2001. Prior to joining the Company, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, Mr. Goldwasser was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, Mr. Goldwasser was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his BA with Honors from the University of Capetown in 1979.

Gary A. Rosenberg	Director

Gary A. Rosenberg has served as a director of the Company since its inception in February 1997 and has served as its President from August 1997 until April 1998. Mr. Rosenberg was appointed to the Board of National in December 1996. Mr. Rosenberg was Chairman and CEO of UDC Homes, Inc. (and its predecessors) from 1968 to 1994, and the Chairman (non-management) from 1994 to 1996. Presently, Mr. Rosenberg is Chairman, Chief Executive Officer and Director of Canterbury Development Corporation, a family held company with financial, technology, entertainment and real estate interests. Mr. Rosenberg is also Chairman and Director of the Rosenberg

Foundation; Founder and Chairman of the Real Estate Research Center and a member of the Board at The Kellogg Graduate School of Management at Northwestern University; and a Trustee of St. Norbert College. Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

Peter Rettman	Director
Registered Representative of National

Peter Rettman has served as a director of the Company since December 28, 2001. Mr. Rettman has been a stockbroker for 34 years, and has served as a Registered Representative of National Securities Corporation since December 1994. Mr. Rettman has taught investments at the University of Washington extension program since 1975. Mr. Rettman currently serves as a director of Toolbuilders Laboratories, Inc., and is an active venture capital investor, primarily in, but not limited to, the Pacific Northwest.

Robert J. Rosan	Director

Robert J. Rosan has served as a director of the Company since December 28, 2001. Mr. Rosan is a partner in the law firm of Rosan & Rosan P.C. for thirty-one years, and specializes in real estate, banking and contract law. Mr. Rosan received his LLB from Columbia Law School.

Norman J. Kurlan	Director

Norman J. Kurlan has served as a director of the Company since July 28, 2003. Mr. Kurlan is currently an independent commissioned representative with the broker dealer American Portfolios, and has held similar position with Nathan and Lewis Securities. Mr. Kurlan was employed by Bear Stearns & Co. in Private Client Services in New York City from 1981 to 1996. Mr. Kurlan received his BS in business administration from Boston University, an MBA in accounting from St. Johns University and an advanced profession post graduate degree in investment management and finance from New York University.

Executive Officers

Robert H. Daskal	62 years old	Acting Chief Financial Officer and
Acting Secretary

Robert H. Daskal has served as Acting Chief Financial Officer and Acting Secretary of the Company since January 2002. Mr. Daskal served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from February 1997 through December 2001. From 1994 to 1997, Mr. Daskal was a director, Executive Vice President and Chief Financial Officer of Inco Homes Corporation, and from 1985 to 1994, Mr. Daskal was a director, Executive Vice President-Finance and Chief Financial Officer of UDC Homes, Inc. (and its predecessors). Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois in 1967. He received his BBA and JD from the University of Michigan in Ann Arbor.

Michael A. Bresner	59 years old	President of National

Michael A. Bresner joined the Company in January 1998. In August 1998, Mr. Bresner was named President of National. Prior to joining the Company, Mr. Bresner worked as Managing Director of H.J. Meyers, Inc., a position he held since 1990. Mr. Bresner served as Directing Editor of the Value Line Special Situations Service. Mr. Bresner is a Supervisory Analyst.

Director Compensation

For the fiscal year ended September 30, 2003, outside directors (i.e., directors who are not also officers or employees of the Company or of its subsidiary) were paid $1,000 per meeting attended in person, and $500 per meeting attended by telephone. Effective January 1, 2004, each outside director is paid a directors fee of $15,000 per annum, payable quarterly. Outside directors are also granted options to purchase 10,000 shares of the Company’s Common Stock each year of their tenure, which fully vest six (6) months after the date of issuance. The exercise price of such options equal or exceed fair market value of the Common Stock on the date of grant. Also effective January 1, 2004, each non-executive chairman is paid a directors fee of $15,000 per annum and annual compensation of $50,000, payable quarterly. The Company reimburses all directors for expenses incurred traveling to and from board meetings. The Company does not pay inside directors any compensation as a director. The compensation to directors was approved by the disinterested members of the Board of Directors. The compensation of the Chairmen was approved by the disinterested members of the Compensation Committee.

Certain Relationships and Related Transactions

Messrs. Goldwasser, Rettman and Bresner have brokerage margin accounts with National. The transactions, borrowings and interest charges in these accounts are handled in the ordinary course of business and are consistent with similar third party customer accounts.

In fiscal year 2002, the Company completed a series of transactions under which certain new investors (collectively, the “Investors”) obtained a significant ownership in the Company through a $1,572,500 investment in the Company and by purchasing a majority of shares held by Steven A. Rothstein, the former Chairman, Chief Executive Officer and principal shareholder of the Company (the “Investment Transaction”). The Investors included Triage Partners LLC (“Triage”), an affiliate of Sands Brothers & Co., Ltd., a NASD member firm, and One Clark LLC (“One Clark”), an affiliate of Mark Goldwasser, the current Chief Executive Officer and President of the Company. The Investors purchased an aggregate of $1,572,500 of Series A Preferred Stock from the Company, which is convertible into Common Stock at a price of $1.50 per share. The Company incurred $100,000 of legal costs related to these capital transactions. In connection with the Investment Transaction, Triage also purchased 285,000 shares of Common Stock from Mr. Rothstein and his affiliates at a price of $1.50 per share. In addition, Mr. Rothstein and his affiliates granted Triage a three-year voting proxy on 274,660 shares, the balance of their Common Stock.

Concurrent with the Investment Transaction, two unrelated individual noteholders holding $2.0 million of the Company’s debt converted one-half of their debt into the same class of Series A Preferred Stock that was sold in the Investment Transaction. The noteholders also had 100,000 of their 200,000 warrants to acquire shares of Common Stock repriced from an exercise price of $5.00 per share to $1.75 per share. The two noteholders have agreed to extend the maturity date on the remaining $1.0 million from January 25, 2004 to July 31, 2005. Effective February 1, 2004, the interest rate on the notes will be increased to 12% from 9% per annum. Additionally, the other 100,000 warrants to acquire shares of common stock will be repriced from an exercise price of $5.00 per share to $1.25 per share, and the expiration date for all 200,000 warrants will be extended to July 31, 2005.

In February 2001, National Securities Corporation entered into a secured demand note collateral agreement valued at $1,000,000 with Peter Rettman, to borrow securities that can be used by the Company for collateral agreements. This note bears interest at 5% per annum, payable monthly, and matures on February 1, 2004. Additionally, Mr. Rettman received 75,000 warrants to acquire shares of Common Stock with an exercise price of $5.00 per share that expires on February 1, 2004. In November 2003, National and Mr. Rettman agreed that upon maturity, the $1,000,000 note will be replaced with a note with a principal amount equal to at least $500,000 that will mature on February 28, 2005. Additionally, upon replacement of the note, the 75,000 warrants previous acquired by Mr. Rettman will be repriced to $1.25 per share, and the expiration date of exercise of the warrants will be extended to July 31, 2005.

Executive Compensation

The following table sets forth the cash compensation paid by the Company to each of its executive officers whose total annual salary and bonus exceeded $100,000 for fiscal year 2003 (the “Named Executive Officers”) during the fiscal years ended 2003, 2002 and 2001:

ANNUAL COMPENSATION

Name and Capacity	Year Ended	Salary(1)		Bonus		Other Annual Compensation		Long-Term Compensation Securities Underlying Options
Mark Goldwasser President and Chief Executive Officer	2003 2002 2001	$ $ $	177,232 179,000 428,000	$ $ $	40,000 — 25,000	$ $ $	— — —	$ $ $	— — —

Robert H. Daskal Acting Chief Financial Officer and Acting Secretary	2003 2002 2001	$ $ $	117,960 109,000 206,000	$ $ $	— — 60,000	$ $ $	— — —	$ $ $	— — —

Michael A. Bresner President of National	2003 2002 2001	$ $ $	149,833 133,000 300,000	$ $ $	— — 135,000	$ $ $	— — —	$ $ $	— — —

(1)	Amounts include commissions earned in the normal course of business, fees received for corporate finance services and profit from the sale during the year of the Company’s stock obtained through the exercise of options.

Securities Authorized for Issuance Under Equity Compensation Plans.

The following table sets forth information as of September 30, 2003 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	125,000	(1)	$1.52	875,000	(1)
Equity compensation plans not approved by security holders	279,150	(2)	$6.51	712,350	(2)

Total	404,150		$4.97	1,587,350

(1)	Includes options issued and outstanding under the 2001 Stock Option Plan and shares available for issuance under the 2001 Stock Option Plan.
(2)	Includes 59,150 and 220,000 options issued and outstanding under the 1999 and 2000 Stock Option Plans, respectively, and 432,350 and 280,000 shares available for issuance under the 1999 and 2000 Stock Option Plans, respectively.

The purposes of both the 1999 and 2000 Stock Option Plans are to retain the services of valued key employees and consultants of the Company, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and consultants. Stock options granted under these plans have an exercise price not less than the fair market value per share of the Common Stock at the date of grant.

Option Grants In Last Fiscal Year

The Company has granted options to certain officers, directors, employees, investment executives and consultants. The Company did not grant any options to the Named Executive Officers during the fiscal year ended September 30, 2003.

The options exercised by the Named Executive Officers, and the fiscal year end value of unexercised options, are as follows:

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark Goldwasser	—	$—	207,000	—	$—	$—
Robert H. Daskal	—	$—	—	—	$—	$—
Michael A. Bresner	—	$—	24,250	—	$—	$—

Employment Agreements

The Company has an employment agreement with Mr. Bresner dated July 1, 1999, as amended on December 14, 2001, pursuant to which Mr. Bresner is paid a base annual salary of $350,000, plus bonuses and additional benefits offered to other executives of the Company. Mr. Bresner’s agreement expires on June 30, 2004. Upon termination without cause, Mr. Bresner is entitled to a lump sum severance payment, equaling two years’ salary. In the event of a change of control of the Company or National, Mr. Bresner may terminate his employment with the Company in exchange for a lump-sum payment of two years’ base compensation, plus continuation for 18 months of certain employee benefits provided by the Company. Mr. Bresner agreed not to induce or solicit any customer of the Company to discontinue its relationship with the Company during the term of his employment and for a one-year period thereafter. In July 2003, the Company and Mr. Bresner agreed to enter into a new employment agreement that will provide for a base annual salary of $240,000. Mr. Bresner has been salaried at that rate since July 2003. A definitive agreement memorializing such terms is currently being completed.

Pursuant to an agreement dated November 29, 2001, Mr. Goldwasser voluntarily terminated his employment agreement with the Company in exchange for a profit participation in National’s branch office at 120 Broadway in New York City. The branch office consists of all the business activities conducted at 120 Broadway as of the date of the agreement, exclusive of retail brokerage activities. National’s profit participation was 40% of the net profits generated by the branch office, and Mr. Goldwasser received 20% of the net profits generated by the branch office. In July 2003, the Company and Mr. Goldwasser agreed to terminate the profit participation and enter into a new employment agreement providing for a base annual salary of $300,000. Mr. Goldwasser has been salaried at that rate since July 2003. A definitive agreement memorializing such terms is currently being completed.

As part of the Investment Transaction, Mr. Daskal entered into a Termination and Consulting Agreement with the Company dated December 14, 2001. The agreement with Mr. Daskal provided for the termination of all provisions and obligations pursuant to his Employment Agreement dated January 1, 1997, as amended on July 1, 1999, his retention as a non-executive employee of the Company for a period of three (3) months, and payment by the Company of a monthly consulting fee of $10,000 for a period of 27 months which was to begin April 1, 2002. Mr. Daskal subsequently agreed to serve as the Company’s Acting Chief Financial Officer and Acting Secretary. The effective date of the payment of his monthly consulting fee has been correspondingly deferred.

Meetings of the Board Of Directors

During the fiscal year ended September 30, 2003, the Company’s Board of Directors met or acted by unanimous written consent a total of nine times. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors.

Committees of the Board of Directors

The Board of Directors has a Compensation Committee and an Audit Committee, all the members of which are independent, as defined by Securities and Exchange Commission (the “SEC”) rules and The American Stock Exchange listing standards, as applicable. Each director attended or participated in 75% or more of the aggregate of the total number of meetings held by all committees of the Board of Directors on which such director served during the 2003 fiscal year.

The Board of Directors does not currently have a nominating committee. Board of Director nominations are recommended by a majority of independent directors, which has recommended the nominees named above for election at the 2004 Annual Meeting. In making its nominations, the Board of Director identifies candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background and experiences.

Compensation Committee

The Company’s Compensation Committee for the fiscal year 2003 consisted of Steven B. Sands, Robert J. Rosan and Gary Rosenberg, all of whom are “independent” as defined in Section 121 (A) of AMEX listing requirements. On January 12, 2004, the Compensation Committee adopted a formal Compensation Committee Charter, which is attached as Exhibit A to this proxy statement, which contains a detailed description of the committee’s duties and responsibilities.

Report of the Compensation Committee

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee is responsible for reviewing and approving the compensation of the Company’s Chief Executive Officer and recommending to the Board of Directors the compensation of the Company’s other officers and the Company’s co-chairmen, consistent with employment contracts, where appropriate. The Committee believes the compensation paid to the Company’s Executive Officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which the Company competes for executive talent.

The Company has a compensation program that consists of salary and performance bonus (that are generally reviewed annually) and stock options. For the fiscal year ending September 30, 2004, the Compensation Committee approved a bonus pool, whereby 20% of the Company’s net income will be paid as a bonus to certain members of the Company’s senior management. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and supports the Company’s business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

Annual cash bonuses are determined by the Compensation Committee. Stock options may be granted to key employees of the Company pursuant to the Company’s stock option plan that provides additional incentive to maximize stockholder value. The plans may also utilize vesting periods to encourage option recipients to continue in the employ of the Company. The Company grants stock options to its officers, directors, employees, investment executives and consultants.

The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short and long-term rewards necessary to attract motivate and retain an excellent management team.

The Company intends to comply with the requirements of Section 162 (m) of the Internal Revenue Code of 1986 for the fiscal year 2004.

Compensation of the Chief Executive Officer. In July 2003, the Company and Mr. Goldwasser agreed to terminate Mr. Goldwasser’s profit participation in National’s branch office at 120 Broadway in New York City, and enter into a new employment agreement providing for a base annual salary of $300,000. Mr. Goldwasser has been salaried at that rate since July 2003. A definitive agreement with the terms approved by the Compensation Committee is currently being memorialized. The terms of the employment agreement will reflect the recognition of Mr. Goldwasser’s unique skills and importance to the Company. The amount of compensation reflects the Committee’s philosophy as stated above.

Compensation Committee:

Steven B. Sands

Robert J. Rosan

Gary A. Rosenberg

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between any members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Audit Committee

The Audit Committee for the fiscal year 2003 consisted of Gary A. Rosenberg, Robert J. Rosan and Norman J. Kurlan. The members are “independent” as defined in Section 121(A) of the listing standards of The American Stock Exchange and SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On January 22, 2003, the Board adopted a charter for the Audit Committee, as amended and restated on January 12, 2004. The Amended and Restated Charter of the Audit Committee is attached as Exhibit B to this Proxy Statement. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has the power and authority to engage the independent auditors, reviews the preparations for and the scope of the audit of the Company’s annual financial statements, reviews drafts of the statements and monitors the functioning of the Company’s accounting and internal control systems by through discussions with representatives of management, the independent auditors and the internal auditors.

Under new SEC rules, companies are required to disclose whether their audit committees have an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934 and whether that expert is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board of Directors has determined that Mr. Rosenberg is a “financial expert” and is also “independent.”

Audit Committee Report

On December 17, 2003, the Audit Committee met to review the results of the 2003 audit. The Audit Committee reviewed the Company’s audited financial statements as of and for the fiscal year ended September 30, 2003 with management and the Company’s independent public accountants, Marcum & Kliegman LLP. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with Marcum & Kliegman LLP, their independence from management and from the Company.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2003 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

Audit Committee:

Gary A. Rosenberg

Robert J. Rosan

Norman J. Kurlan

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company’s directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2003, the Company’s insiders have complied with all Section 16(a) filing requirements applicable to them.

Comparison of Five-Year Cumulative Total Return

The following chart and graph compares cumulative total stockholder return on the Company’s Common Stock with the cumulative total stockholder return on the common equity of the companies in the AMEX U.S. Index and the AMEX Financial Index (the “Peer Group”) for the period from October 1, 1998 to September 30, 2003. We assume a $100 investment on October 1, 1998, in each of Olympic Cascade Financial Corporation Common Stock, AMEX U.S. Index and the AMEX financial Index (the “Peer Group”), and further assume the reinvestment of all dividends.

Measurement Period (Fiscal Year Covered)	Olympic Cascade Financial	AMEX U.S. Index	AMEX Financial Index
1998	100.00	100.00	100.00
1999	335.29	124.30	94.41
2000	505.88	144.18	89.09
2001	199.53	114.41	105.62
2002	49.88	101.67	115.01
2003	122.35	123.67	143.93

[GRAPHIC APPEARS HERE]

Security Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table sets forth certain information with respect to persons known by the management of the Company to own beneficially more than five percent (5%) of the voting securities of the Company as of January 28, 2004:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
Steven B. Sands 90 Park Avenue 39th Floor New York, NY 10016	809,199	(2)	20.79%

Martin S. Sands 90 Park Avenue 39th Floor New York, NY 10016	809,199	(2)	20.79%

Mark Goldwasser 120 Broadway 27th Floor New York, NY 10271	876,152	(3)	20.87%

Gregory P. Kusnick and Karen Jo Gustafson P.O. Box 22443 Seattle, WA 98122	433,333	(4)	11.40%

Gregory C. Lowney and Maryanne K. Snyder 15207 NE 68th Street Redmond, WA 98052	433,333	(4)	11.40%

Steven A. Rothstein 875 North Michigan Avenue Suite 1560 Chicago, IL 60611	426,363	(5)	12.14%

(1)	All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).
(2)	Includes 285,000 shares owned indirectly through Triage Partners LLC and 524,199 shares issuable upon conversion of 7,863 shares of Series A Preferred Stock owned indirectly though Triage Partners LLC. Does not include voting proxy granted to Triage Partners LLC over 274,660 shares owned directly and indirectly by Mr. Rothstein.
(3)	Includes 524,133 shares issuable upon conversion of 7,862 shares of Series A Preferred Stock owned indirectly through One Clark LLC, 290,333 shares of vested unexercised stock options and 15,386 restricted stock warrants.

(4)	Includes 333,333 shares issuable upon conversion of 5,000 shares of Series A Preferred Stock and 100,000 restricted stock warrants owned as joint tenants with rights of survivorship.
(5)	Includes 88,750 shares owned by direct family members, and 92,510 shares, 140,000 shares issuable upon conversion of 2,100 shares of Series A Preferred Stock and 5,000 restricted stock warrants owned by retirement plan. Triage Partners LLC has been granted a voting proxy on 274,660 shares owned directly and indirectly by Mr. Rothstein.

Security Ownership of Management

The following information is furnished as of January 28, 2004 as to each class of equity securities of the Company beneficially owned by all directors and named executive officers of the Company:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Steven B. Sands – Co-Chairman	809,199	(1)	20.79%
Martin S. Sands – Co-Chairman	809,199	(1)	20.79%
Mark Goldwasser – President and Chief Executive Officer	876,152	(2)	20.87%
Gary A. Rosenberg – Director	37,250	(3)	1.09%
Peter Rettman – Director	150,000	(4)	4.26%
Robert J. Rosan – Director	20,000	(5)	0.60%
Norman J. Kurlan – Director	11,000	(6)	0.33%
Michael A. Bresner – President of National	74,250	(5)	2.16%
Robert H. Daskal – Acting Chief Financial Officer and Acting Secretary	26,875	(7)	0.79%
All executive officers and directors of the Company as a group (nine persons)	2,004,726	(8)	39.79%

(1)	Includes 285,000 shares owned indirectly through Triage Partners LLC and 524,199 shares issuable upon conversion of 7,863 shares of Series A Preferred Stock owned indirectly though Triage Partners LLC. Does not include voting proxy granted to Triage Partners LLC over 274,660 shares owned directly and indirectly by Mr. Rothstein.
(2)	Includes 524,133 shares issuable upon conversion of 7,862 shares of Series A Preferred Stock owned indirectly through One Clark LLC, 290,333 shares of vested unexercised stock options and 15,386 restricted stock warrants.
(3)	Includes 25,000 shares owned of vested unexercised stock options and 2,250 restricted stock warrants.
(4)	Includes 150,000 restricted warrants to purchase Common Stock.
(5)	Includes only shares of vested unexercised stock options.
(6)	Includes 1,000 shares owned by a direct family member and 10,000 shares of vested unexercised stock options.
(7)	Includes 25,000 shares owned of vested unexercised stock options.
(8)	Includes 1,048,332 shares issuable upon conversion of 15,725 shares of Series A Preferred Stock, 454,583 shares of vested unexercised stock options and 167,636 restricted stock warrants. Does not include voting proxy granted to Triage Partners LLC over 274,660 shares owned directly and indirectly by Mr. Rothstein.

PROPOSAL 2

TO AMEND THE CERTIFICATE OF INCORPORATION TO DECREASE

THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

General

The Company’s Certificate of Incorporation currently authorizes the issuance of 60,000,000 shares of Common Stock and 100,000 shares of Preferred Stock. In January 2004, the Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Certificate of Incorporation to decrease the number of authorized shares of the Company’s Common Stock from 60,000,000 to 30,000,000 shares. If the stockholders approve this proposal, the first paragraph of Article IV of the Company’s Certificate of Incorporation would be amended to read in its entirety as follows:

“The total number of shares of all classes of stock which the corporation has authority to issue is Thirty Million One Hundred Thousand (30,100,000) shares, consisting of two classes: Thirty Million (30,000,000) shares of Common Stock, $.02 par value per share (the “Common Stock”), and One Hundred Thousand (100,000) shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”).”

Reasons for the Decrease in the Number of Authorized Shares of Common Stock

The Board of Directors is in favor of Proposal 2 for the following reasons:

•	The Board of Directors does not foresee a need in the near term to issue numbers of shares approaching the amounts that are currently authorized and unissued; and

•	Reducing the number of authorized shares will significantly reduce the amount of Delaware franchise tax payable by the Company.

The approval and adoption of the amendment set forth above will not affect in any way the validity of currently outstanding stock certificates and will not require you to surrender or exchange any stock certificates that you currently hold. The rights of the Company’s stockholders will not be affected by the decrease in the number of authorized shares of Common Stock.

As of the Record Date, the Company had a total of 3,367,558 shares of Common Stock issued and outstanding. Additionally, the Company had 1,991,500 shares of Common Stock potentially needed for issuance consisting of 444,150 shares reserved for issuance upon exercise of outstanding stock options, 1,547,350 shares reserved for future option grants, 1,733,947-shares reserved for issuance upon exercise of outstanding warrants, 1,854,998 shares reserved for conversion upon exercise of outstanding and to be issued Series A Preferred Stock. As of the Record Date, 20,725 shares of the Company’s Preferred Stock, of which 100,000 shares are authorized, were issued or outstanding.

Board of Directors’ Reservation of Rights

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal, including without limitation editorial modifications or any other change to the amendment to the Company’s Certificate of Incorporation which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

No Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposal to amend the Company’s Certificate of Incorporation.

The Board of Directors recommends a vote FOR the amendment to the Certificate of Incorporation to decrease the number of shares of Common stock authorized for issuance.

PROPOSAL 3

TO AMEND TO THE CERTIFICATE OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK

AUTHORIZED FOR ISSUANCE AND TO AMEND THE CERTIFICATE OF

DESIGNATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES DESIGNATED AS SERIES A PREFERRED STOCK

General

As stated above, the Company’s Certificate of Incorporation currently authorizes the issuance of 60,000,000 shares of Common Stock and 100,000 shares of Preferred Stock. The Company’s Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock (the “Certificate of Designation”) currently authorizes 50,000 shares of Series A Preferred Stock. In January 2004, the Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s Preferred Stock from 100,000 to 200,000 shares and an amendment to the Certificate of Designation to increase the number of Preferred Stock designated as Series A Preferred Stock from 30,000 shares to 50,000 shares.

If the stockholders approve this proposal and Proposal 2 above, the first paragraph of Article IV

“The total number of shares of all classes of stock which the corporation has authority to issue is Thirty Million One Hundred Thousand (30,200,000) shares, consisting of two classes: Thirty Million (30,000,000) shares of Common Stock, $.02 par value per share (the “Common Stock”), and Two Hundred Thousand (200,000) shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”).”

Additionally, if stockholders approve this proposal, Section (B) of the Certificate of Designation would be amended to read in its entirety as follows:

(B) Designation of Number of Shares in Series. The number of shares constituting the Series A Preferred Stock shall be 50,000.

Reasons for the Increase in the Number of Authorized Shares of Preferred Stock and the Increase in Shares Designated as Series A Preferred Stock

The principal purpose of the proposed amendment to the Articles of Incorporation and the certificate of Designation is to authorize additional shares of Preferred Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners and to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of stock. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock or preferred stock, except as may be required by the Company’s Certificate of Incorporation, Certificate of Designation or applicable law.

The increase in authorized Preferred Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized preferred stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Certificate of Incorporation, Certificate of Designation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued preferred stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of preferred stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized preferred stock is not prompted by any specific effort or takeover threat currently perceived by management.

As of the Record Date, 20,725 shares of the Company’s Series A Preferred Stock, of which 100,000 shares of Preferred Stock are authorized, were issued or outstanding. The Company has no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Preferred Stock that would be authorized by the proposed amendment; provided, however, that the Company reserves the right to pay the dividend accruing on the Series A Preferred Stock in the form of additional shares of Series A Preferred Stock.

Board of Directors’ Reservation of Rights

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal, including without limitation editorial modifications or any other change to the amendment to the Company’s Certificate of Incorporation and Certificate of Designation which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

No Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposal to amend the Company’s Certificate of Incorporation and the Certificate of Designation.

The Board of Directors recommends a vote FOR the amendments to the Certificate of Incorporation to increase the number of shares of Preferred Stock authorized for issuance and to the Certificate of Designation to increase the number of authorized shares designated a Series A Preferred Stock.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed Marcum & Kliegman LLP, as the independent public accountants for the Company for the fiscal year ending September 30, 2004. The Board of Directors requests that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for fiscal year 2004 and future years. One or more representatives of Marcum & Kliegman LLP may attend the Annual Meeting and, if so, will have an opportunity to make a statement if they so desire, and would be available to answer questions.

As reported on a Form 8-K dated May 5, 2003, effective May 1, 2003, the Company dismissed Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s independent accountants. The action was approved by the Company’s Audit Committee. Feldman Sherb & Co., P.C., a professional corporation of certified public accountants (“Feldman”), was the independent accounting firm for the Company for the year ended September 28, 2001 and through the period ended April 19, 2002. Feldman was merged into Grassi on April 17, 2002, with Grassi as the successor firm. The reports of Grassi and Feldman on the financial statements of the Company for the past two fiscal years prior to dismissal did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the Company’s two most recent fiscal years prior to dismissal and through May 1, 2003, there was no disagreement with Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company requested that Grassi furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements in the Form 8-K. On May 15, 2003, the Company filed a Form 8-K/A reporting that Grassi had agreed with such disclosures. On May 1, 2003, the Audit Committee engaged Marcum & Kliegman LLP (“MKLLP”) as the Company’s new independent accountants for the year ending September 30, 2003. During the two most recent fiscal years prior to the dismissal and the interim period preceding the engagement of MKLLP, the Company had not consulted with MKLLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by MKLLP that MKLLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulations S-B and S-K and the related instructions to Item 304 of Regulations S-B and S-K.

Moreover, as reported on a Form 8-K dated October 9, 2003, the Company furnished certain information as a result of recent communications with and comments received by the Company from the Staff of the SEC, wherein the Staff informed the Company that it was the Staff’s position that the merger in April 2002 (the “Merger”) of Feldman, into Grassi, both former independent accountants of the Company, constituted a “change of accountants” pursuant to Item 304 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. Specifically, the Company reported that on April 17, 2002, Feldman merged into Grassi, with Grassi as the successor firm. Feldman was the independent accounting firm for the Company for the fiscal years ended September 29, 2000 and September 28, 2001 and through the period ended April 17, 2002. During such time, the report of Feldman on the financial statements of the Company for such fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during such time, there was no disagreement with Feldman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company requested Feldman to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. A the copy of the letter, dated October 9, 2003, was filed with report on Form 8-K. Consequently, directly as a result of the Merger, the Company formally engaged Grassi as the Company’s independent accountants for the year ending September 30, 2002. Prior to its engagement, the Company had not consulted with Grassi with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Grassi that Grassi concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K. The action concerning the change in accountants pursuant to the Merger was confirmed by the Company’s Board of Directors.

Audit Fees. Fees for services performed by Marcum & Kliegman LLP during fiscal year 2003 relating to the audit of the consolidated annual financial statements and preparation of Federal and state income tax returns were approximately $91,000. Fees for services performed by Grassi & Co. during fiscal years 2003 and 2002 relating to the audit of the consolidated annual financial statements and preparation of Federal and state income tax returns were approximately $51,000 and $166,000, respectively.

Audit-Related Fees. “Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees paid in fiscal years 2003 or 2002.

Tax Fees. The fees billed in fiscal years 2003 and 2002 for tax compliance, tax advice or tax planning are included in Audit Fees above.

All Other Fees. There were no fees for other audit related services in fiscal years 2003 and 2002.

Pre-Approval Policies

Pursuant to the rules and regulations of the SEC, before the Company’s independent accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, attached as Exhibit B to this Proxy Statement.

The Board of Directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman LLP as independent public accountants for the Company in fiscal year 2004.

OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Shareholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope in enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

By Order of the Board of Directors

/s/ Robert H. Daskal
Robert H. Daskal
Acting Secretary

Exhibit A

OLYMPIC CASCADE FINANCIAL CORPORATION

COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors of Olympic Cascade Financial Corporation (the “Company”) shall be as follows:

1. To discharge the responsibilities of the Board of Directors relating to the Company’s compensation programs and compensation of the Company’s Chief Executive Officer; and

2. To produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and other regulatory bodies.

COMPOSITION

The Committee shall consist of three (3) or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of The American Stock Exchange.

APPOINTMENT AND REMOVAL

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

CHAIRMAN

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

DELEGATION TO SUBCOMMITTEES

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

MEETINGS

A majority of the Committee shall constitute a quorum. The Committee shall meet at least two (2) times annually, or more frequently as circumstances dictate. The Chairman of the Committee or any member of the Committee may call meetings of the Committee.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the Chief Executive Officer and any other corporate officers, as it deems appropriate. However, the Committee should also meet from time to time without such officers present, and in all cases, such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. All meetings of the Committee may be held telephonically.

All non-management directors who are not members of the committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

DUTIES AND RESPONSIBILITIES

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors, from time to time, related to the purposes of the Committee outlined in this Charter.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain, without seeking Board approval outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Setting Compensation for Executive Officers and Directors

1.	Establish and review the overall compensation philosophy of the Company.

2.	Review and approve the Company’s corporate goals and objectives relevant to Chief Executive Officer and other executive officers’ compensation, including annual performance objectives.

3.	Evaluate the performance of the Chief Executive Officer in light of those goals and objectives and, based on such evaluation, review and approve the annual salary, bonus, stock options, and other benefits, direct and indirect, of the Chief Executive Officer.

4.	Evaluate the performance of other executive officers in light of those goals and objectives and, based on such evaluation, review and recommend to the Board of Directors the annual salary, bonus, stock options, and other benefits, direct and indirect, of other executive officers.

5.	In determining the long-term incentive component of compensation for the Chief Executive Officer and other executive officers, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers and other executive officers at comparable companies, and the awards give to the Company’s Chief Executive Officer and other executive officers in past years. The Committee is not precluded from approving awards (with the ratification of the Board of Directors) as may be required to comply with applicable tax laws, such as Rule 162(m) of the Internal Revenue Code.

6.	In connection with executive compensation programs:

(a)	Review and recommend to the full Board of Directors, or approve, new executive compensation programs;

(b)	Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

(c)	Establish and periodically review policies for the administration of executive compensation programs; and

(d)	Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

7.	Establish and periodically review policies in the area of senior management perquisites.

8.	Consider policies and procedures pertaining to expense accounts of senior executives.

9.	Review and recommend to the full Board of Directors compensation of directors as well as director’s and officer’s indemnification and insurance matters.

10.	Review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, change-in-control, severance, or termination arrangements, and loans to employees made or guaranteed by the Company.

Monitoring Incentive and Equity-Based Compensation Plans

11.	Review and make recommendations to the Board of Directors with respect to the Company’s incentive-compensation plans and equity-based plans, and review the activities of the individuals responsible for administering those plans.

12.	Review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s shareholders.

13.	Review and make recommendations to the full Board of Directors, or approve, all awards of shares or share options pursuant to the Company’s equity-based plans.

14.	Monitor compliance by executives with the rules and guidelines of the Company’s equity-based plans.

15.	Review and monitor employee pension, profit sharing, and benefit plans.

16.	Select, retain, and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Reports

17.	Prepare an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations of the SEC and other applicable regulatory bodies.

18.	Report regularly to the Board of Directors with respect to matters that are relevant to the Committee’s discharge of its responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

19.	Maintain minutes or other records of meetings and activities of the Committee.

ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Exhibit B

OLYMPIC CASCADE FINANCIAL CORPORATION

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Olympic Cascade Financial Corporation (the “Company”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board, from time to time, consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

MEMBERSHIP

The Committee shall consist of at least three (3) members of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. At least one (1) member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC. In addition, each Committee member shall satisfy the independence requirements of The American Stock Exchange and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The members of the Committee, including the Chairman of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

MEETINGS AND PROCEDURES

The Chairman (or in his or her absence, a member designated by the Chairman) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

POWERS AND RESPONSIBILITIES

Interaction With The Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

Annual Financial Statements And Annual Audit

4. Meetings With Management, The Independent Auditor And The Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings With The Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation To Include Financial Statements In Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings With Management, The Independent Auditor And The Internal Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8. Appointment. The Committee shall review the appointment and replacement of the internal auditor.

9. Separate Meetings With The Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers And Responsibilities

10. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

11. The Committee shall discuss with outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

12. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

13. The Committee shall receive funding for the payment of compensation to independent auditors and any advisers employed by the Committee and ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties.

14. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

15. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

16. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

17. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

18. The Committtee shall maintain minutes of meetings and activities.

19. The Committee shall perform any other activities consistent with this Charter, the Corporation’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY CARD (front)

OLYMPIC CASCADE FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

OLYMPIC CASCADE FINANCIAL CORPORATION

The undersigned shareholder of Olympic Cascade Financial Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Steven B. Sands, Martin S. Sands and Mark Goldwasser, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of the Company, to be held on March 16, 2004 at 12:00 P.M. at 120 Broadway, 27th Floor, New York, New York 10271, and at any adjournments thereof, with respect to the following:

Proposals:

1. Election of Directors:

      FOR the nominees listed below (except as marked to the contrary below)

      WITHHOLD AUTHORITY to vote for the nominees listed below

INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name listed below.

Mark Goldwasser

Gary A. Rosenberg

Peter Rettman

2. To approve and adopt an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of the Company’s common stock, $.02 par value per share, from 60,000,000 to 30,000,000.

      For                      Against                       Abstain

3. To approve and adopt an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of preferred stock, $.01 par value per share, from 100,000 to 200,000, and an amendment to the Company’s Certificate of Designation to increase the number of authorized shares designated as Series A Preferred Stock from 30,000 to 50,000.

      For                      Against                       Abstain

4. To ratify the appointment of Marcum & Kliegman LLP as independent public accountants of the Company for the fiscal year ending September 30, 2004.

      For                      Against                       Abstain

(To be continued and signed on reverse side)

PROXY CARD (back)

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the nominees named in proposal 1 and FOR proposals 2, 3 and 4 as described herein.

The Board of Directors recommends voting in favor of each of the four (4) proposals.

Signature

Date

Signature

(if held jointly)

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.

PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGE PAID ENVELOPE.